EXHIBIT 10.2

LEASE AGREEMENT

THIS LEASE AGREEMENT (this “Lease”) dated as of April 19, 2024 (the “Effective Date”), is by and between 6 LLC, a Florida limited liability company (“Landlord”), and Renovo Resource Solutions, Inc., a Florida corporation (“Tenant”).

Landlord and Tenant agree as follows:

ARTICLE I

PREMISES

1.1 Premises. Subject to the terms and provisions of this Lease, Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the real property described on Exhibit A (the “Land”) and located at 3324 63rd Avenue East, Bradenton, Florida 34203, including, without limitation, the building currently located on the Land (the “Building”), and all other structures, and other improvements located on the Land (together with the Building, collectively, the “Improvements”). The Land and the Improvements are, collectively, the “Premises”.

ARTICLE II

TERM

2.1 Term. The initial term of this Lease (the “Initial Term”) shall be twenty-four (24) months, commencing on the Effective Date (also referred to as the “Commencement Date”). Tenant shall have the right, at its election, to extend the term of this Lease for an additional period of five (5) years commencing upon the expiration of the Initial Term (“Extension Term”), provided that Landlord shall receive written notice from Tenant of the exercise of its election at least one hundred twenty (120) days prior to the expiration of the Initial Term and provided further that Tenant shall not be in default at the time of Landlord's receipt of such notice in the performance or observance of any of the material terms of this Lease contained on the part of Tenant to be performed or observed. The Initial Term, any renewal by exercise of the Extension Term, and any other renewals of this Lease mutually agreed upon between Landlord and Tenant pursuant to a written amendment to this Lease are, collectively, the “Term.”

ARTICLE III

RENT

3.1 Rent. During the Initial Term, Tenant shall pay Landlord, as Fixed Rent (the “Fixed Rent”), the annual sum of $480,000.00, in equal monthly installments of $40,000.00. If the Extension Term is exercised, the Fixed Rent during the Extension Term shall increase on each anniversary of the Commencement Date by three percent (3%), with the first increase beginning on the third anniversary of the Commencement Date. The Fixed Rent for each calendar month during the Term shall be due on or before the first day of such calendar month. The Fixed Rent and any other amounts owed by Tenant to Landlord under this Lease are, collectively, the “Rent.” Tenant shall pay make all Rent payments to Landlord at the address listed in Section 18.8, or to such other address as Landlord may from time to time designate by written notice to Tenant.

3.2 Taxes on Rent Included in Fixed Rent. Tenant’s Fixed Rent obligation is inclusive of all applicable sales taxes such that Tenant shall not be required to pay any amounts over and above the Fixed Rent. Landlord shall deduct from the Fixed Rent and timely remit all applicable sales taxes levied, assessed, or payable on the Fixed Rent.

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3.3 Late Charges. Tenant acknowledges that late payment by Tenant to Landlord of Fixed Rent due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amounts of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed on Landlord by the terms of any mortgage covering the Premises. Accordingly, if any Fixed Rent due from Tenant is not received by Landlord or Landlord’s designee within ten (10) days after such amount is due, then, without any requirement for notice to Tenant, Tenant shall pay to Landlord a late charge equal to five percent (5%) of such overdue amount. The parties agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. Acceptance of such late charge by Landlord shall in no event constitute a waiver of any Event of Default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted by this Lease.

ARTICLE IV

ALTERATIONS AND TENANT EQUIPMENT

4.1 Alterations. Tenant shall have the right to make any non-structural changes, additions, alterations, or improvements in or to the Premises, without the prior written consent of Landlord, and any structural changes shall only be with the prior written consent of Landlord, such consent not to be unreasonably withheld, conditioned, or delayed. All alterations made by Tenant shall be at Tenant’s sole cost and expense. All such alterations and improvements shall be deemed owned by Tenant during the Term; provided, however, subject to Section 4.2 below, the ownership of any real property improvements shall revert to Landlord on the expiration or earlier termination of this Lease.

4.2 Tenant Equipment. Tenant, at its sole cost, shall have the right to place or install its trade fixtures, machinery, and equipment (collectively, the “Tenant Equipment”) in, at, or upon the Premises, without the prior written consent of Landlord. All Tenant Equipment shall be deemed owned by Tenant at all times. Tenant may at any time (and shall upon the expiration or earlier termination of the Lease) remove any Tenant Equipment from the Premises.

ARTICLE V

SIGNS

5.1 Signs. Tenant, at its sole cost and expense, shall have the right to install signs related to Tenant’s business in or on the Premises, provided that any signs installed by Tenant shall conform with all applicable codes, laws, regulations, and ordinances (collectively, “Legal Requirements”). Upon the expiration or earlier termination of the Lease, Tenant shall remove any signs installed by Tenant in or on the Premises.

ARTICLE VI

USE; COMPLIANCE WITH LAWS

6.1 Use. Tenant may use the Premises for any lawful purpose; provided, Tenant may not use the Premises in any manner that constitutes an actionable public nuisance or for any illegal purpose.

6.2 Compliance with Laws. Tenant shall, at its sole cost and expense, comply with (and shall be liable for violations and cure of) all Legal Requirements that are applicable to Tenant’s use of the Premises; provided, however, nothing in this Lease shall require Tenant to make any structural alterations or changes to the Premises or to remedy any non-compliance with Legal Requirements not resulting from Tenant’s use of the Premises.

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ARTICLE VII

ENVIRONMENTAL MATTERS

7.1 Definitions. “Environmental Laws” as used herein shall mean all present and future applicable Federal, state or local laws, ordinances, rules, regulations, opinions, orders, directives and policies as, from time to time, may be amended, that relate to the environment, health or worker safety including, without limitation, the Comprehensive Environmental Response Compensation and Liability Act of 1980, 42 U.S.C. Section 9601, et seq.; the Superfund Amendments and Reauthorization Act of 1986, Title III, 42 U.S.C. Section 11001, et seq.; the Clean Air Act, 42 U.S.C. Section 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C. Section 300 (f), et seq.; the Solid Waste Disposal Act, 42 U.S.C. Section 6901, et seq.; the Hazardous Materials Transportation Act, as amended, 49 U.S.C. Section 1801, et seq.; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Section 6901, et seq; the Federal Water Pollution Control Act, as amended, 33 U.S.C. Section 1251, et seq.; the Toxic Substances Control Act of 1976, 15 U.S.C. Section 2601, et seq.; and the Occupational Safety and Health Act, 29 U.S.C. Section 651, et seq. “Hazardous Substances” as used herein shall mean (i) all chemicals, materials and substances defined as or included in the definition of “hazardous substances,” “hazardous wastes,” “hazardous materials”, “extremely hazardous wastes”, “restricted hazardous wastes”, “toxic substances”, “toxic pollutants”, “contaminants” or “pollutants”, or words of similar import, under any Environmental Laws, including, without limitation, petroleum products and materials; and (ii) all other chemicals, materials and substances, the exposure to which is prohibited, limited or regulated by any governmental authority, including asbestos and asbestos-containing materials in any form, lead-based paint, radioactive materials, polychlorinated biphenyls (“PCBs”) and substances and compounds containing PCBs.

7.2 Tenant’s Environmental Covenants. Tenant shall not manufacture, process, distribute, use, treat, store, dispose of, or handle on the Premises, or transport to or from the Premises, any Hazardous Substances, except in compliance with Environmental Laws. Tenant shall not cause, permit, or allow any Hazardous Substances to be brought upon, kept, used, or released in or about the Premises except in compliance with Environmental Laws. Tenant agrees to indemnify and hold harmless Landlord against any and all claims for any costs, expenses, penalties, fines, losses, and liabilities arising out of or in connection with any failure of Tenant to comply with its obligations under this Section 7.2.

ARTICLE VIII

UTILITIES

8.1 Utilities. Tenant’s Fixed Rent obligations shall be deemed to include Tenant’s consideration for all electrical, water, sewer and other utilities serving the Premises, which shall remain in Landlord’s name and be timely paid by Landlord without further contribution by Tenant. Landlord shall not interrupt or cause or permit the interruption of any utility service to the Premises, except in the event of an emergency. Notwithstanding the foregoing, Tenant shall pay directly to the applicable public utility, before delinquency, all impact fees or hookup charges to modify, expand or add utilities desired by Tenant beyond those existing at the Premises as of the Commencement Date.

ARTICLE IX

MAINTENANCE AND REPAIR

9.1 Maintenance by Landlord. Landlord, at Landlord’s sole expense, shall keep and maintain, and replace if necessary, in good condition and repair the Structural Elements of the Premises and Improvements. “Structural Elements” shall mean the roof, the roof membrane roof covering (including interior ceiling and any other part of the Building and other Improvements, if damaged by leakage), exterior walls (except for windows), load bearing walls and floor slabs and masonry walls, structural support beams, and the foundation of the Building and other Improvements. Notwithstanding the foregoing, Tenant shall be responsible, at Tenant’s sole expense, for effecting and paying for any repairs to Structural Elements necessitated by the negligence or willful misconduct of Tenant.

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9.2 Maintenance by Tenant. Except as set forth in Section 9.1, Landlord shall have no other maintenance, repair or replacement obligations whatsoever, with regard to any aspect of the Premises. Therefore, Tenant shall, at Tenant’s sole expense, maintain the Premises, including without limitation, the Land, the Building, all other improvements, and all aspects and components of the foregoing, throughout the Term, at Tenant’s sole expense, in good, safe and clean order, condition and repair, including, without limitation:

(a) all plumbing, heating, air conditioning, ventilation, electrical, lighting, security, fire suppression, communications and data facilities, and all components thereof, serving the Premises;

(b) the interior of the Building, including without limitation, all walls, windows, doors; and

(c) all fencing and other perimeter structures, signage, landscaping, driveways, parking areas, loading areas and docks, garbage areas, and sidewalks on the Premises.

9.3 Landlord’s Self-Help. If Tenant refuses or neglects to commence and complete any of Tenant’s obligations under this Article IX, promptly and adequately, Landlord may, but shall not be required, if such Tenant failure continues for thirty (30) days after Tenant’s receipt of written notice of such failure, make or complete said repairs and Tenant shall pay the cost thereof reasonably incurred by Landlord all due and payable within fifteen (15) days after Tenant receives invoicing from Landlord together with documentation evidencing all amounts incurred.

ARTICLE X

TAXES

10.1 Taxes. During the Term, Landlord shall pay, as and when due, all real property taxes, general and special assessments, and other charges levied on or assessed against the Premises.

ARTICLE XI

INSURANCE

11.1 Insurance. Landlord, at Landlord’s sole expense, shall procure and maintain at all times during the Term, property and casualty insurance against all physical loss or damage to the Improvements, with replacement cost and agreed amount endorsements. Tenant, at Tenant’s sole expense, shall procure and maintain at all times during the Term, (a) property insurance against all physical loss or damage to all of Tenant’s property to be stored, maintained in, or at any time brought upon the Premises, with replacement cost and agreed amount endorsements; and (b) commercial general liability insurance against claims for bodily injury, death or property damage occurring on, in or as a result of the use of the Premises, in an amount not less than $1,000,000.00, combined single limit. The insurance required by this Section 11.1 shall be written by insurance companies authorized to conduct insurance business in the state where the Premises are located, and shall name Landlord, as an additional insured. Any insurance required of Tenant may be effected by a policy or policies of blanket, excess, and/or umbrella insurance.

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11.2 Premiums. Tenant shall (a) pay all premiums for the insurance required to be procured by Tenant in this Article XI as and when due, (b) timely renew or replace each such policy, and (c) upon request, deliver to Landlord certificates evidencing such coverage.

11.3 Waiver of Subrogation. Each party hereby releases the other party, and waives its entire right of recovery against the other party, for all direct, consequential, or other loss or damage arising out of or related to any damage to the releasing and waiving party’s property that is covered by property insurance carried by, or required under this Lease to be carried by, the releasing and waiving party, whether or not such loss or damage was caused by the negligence of the other party or its agents, employees, contractors, and/or invitees.

ARTICLE XII

WAIVER AND INDEMNITY

12.1 Tenant’s Waiver and Indemnity. Landlord shall not be liable to Tenant or to Tenant’s employees, members, partners, venturers, officers, directors, stockholders, agents, or legal representatives (collectively, “Tenant’s Affiliates”), for any personal injury or death, or for any damage to property, on or about the Premises (a) caused by the negligence or willful misconduct of Tenant or Tenant’s Affiliates, or (b) arising out of any failure by Tenant to perform its obligations under this Lease; and Tenant hereby agrees to indemnify and hold harmless Landlord and Landlord’s Affiliates (as defined in Section 12.2 below) from any loss, expense, or claims (collectively, “Claims”) arising out of such injury, death, or damage. Notwithstanding the foregoing, Tenant’s obligation to indemnify, defend, and hold harmless Landlord and Landlord’s Affiliates in this paragraph shall not extend to any Claims against which Landlord is effectively protected by insurance; provided, however, if the amount of any such Claims shall exceed the amount of effective and collectible insurance of Landlord, Tenant’s indemnification and hold harmless obligation shall apply to such excess. The provisions of this paragraph shall survive the expiration or earlier termination of this Lease.

12.2 Landlord’s Waiver and Indemnity. Tenant shall not be liable to Landlord or to Landlord’s employees, members, partners, venturers, officers, directors, stockholders, agents, or legal representatives (collectively, “Landlord’s Affiliates”), for any personal injury or death, or for any damage to property, on or about the Premises (a) caused by the negligence or willful misconduct of Landlord or Landlord’s Affiliates, or (b) arising out of any failure by Landlord to perform its obligations under this Lease; and Landlord hereby agrees to indemnify and hold harmless Tenant and Tenant’s Affiliates from any Claims damage arising out of such injury, death, or damage. Notwithstanding the foregoing, Landlord’s obligation to indemnify, defend, and hold harmless Tenant and Tenant’s Affiliates in this paragraph shall not extend to any Claims against which Tenant is effectively protected by insurance; provided, however, if the amount of any such Claims shall exceed the amount of effective and collectible insurance of Tenant, Landlord’s indemnification and hold harmless obligation shall apply to such excess. The provisions of this paragraph shall survive the expiration or earlier termination of this Lease.

ARTICLE XIII

CASUALTY DAMAGE

13.1 Casualty Damage. If the Improvements are damaged or destroyed by fire, windstorm, or other casualty (hereinafter a “Casualty”), Tenant shall promptly give written notice thereof to Landlord. Subject to Section 13.2 and 13.3 below, in the event of a Casualty, Landlord shall proceed with reasonable diligence to rebuild or repair the Improvements on the Premises to substantially the condition in which they existed prior to such Casualty. If all or any portion of the Premises is rendered untenantable as a result of a Casualty, Tenant’s Fixed Rent shall abate pro rata (based upon the rentable area of the untenantable portion of the Premises as compared with the rentable area of the entire Premises) during the portion of such untenantability.

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13.2 Termination Right. Tenant shall have the right, at its option, to cancel this Lease in the event of a Casualty that (a) damages or destroys all or substantially all of the Improvements at any time during the Term, (b) is reasonably anticipated to prevent Tenant from conducting its business in the Premises for ninety (90) days or more, or (c) occurs during the last three (3) months of the Term. Tenant shall give Landlord written notice of its intent to terminate this Lease within sixty (60) days after the date of the Casualty. If the Lease is terminated by Tenant pursuant to this paragraph, the Rent shall be abated for the unexpired portion of this Lease effective from the date of the Casualty, and Landlord shall not be obligated to rebuild or restore the Improvements.

13.3 Insurance Proceeds. All insurance proceeds attributable to the Improvements and paid as a result of any Casualty shall be used by Landlord for the purpose of rebuilding or repairing the Improvements, unless Tenant terminates this Lease as herein provided, in which event all insurance proceeds paid as a result of any Casualty to the Improvements owned by Landlord shall be paid to and be the property of Landlord. All insurance proceeds paid as a result of any Casualty of Tenant’s property or any alterations and improvements owned by Tenant shall be paid to and be the property of Tenant. Any insurance proceeds received by Landlord with respect to any Casualty to Tenant’s alterations and improvements shall be promptly paid over to Tenant. Landlord and Tenant shall jointly adjust, collect, and compromise all claims under any casualty insurance policy required by this Lease and execute and deliver all necessary proofs of loss, receipts, vouchers, and releases required by all insurers.

ARTICLE XIV

CONDEMNATION

14.1 Notice. If either Landlord or Tenant learns that any portion of the Premises has been or is proposed to be subjected to a Taking (as hereinafter defined), such party shall promptly notify the other party of such Taking. A “Taking” means the taking of all or any portion of the Premises or any and all access thereto as a result of the exercise of the power of eminent domain or condemnation for public or quasi-public use, or the sale or conveyance of all or any part of the Premises or any and all access thereto in lieu of or under the threat of eminent domain or condemnation.

14.2 Termination Option on Substantial Taking. If a Taking occurs during the Term that, in the reasonable judgment of Tenant, interferes with the use of the Premises for Tenant’s intended use (a “Substantial Taking”), Tenant may, at its option and upon written notice to Landlord, terminate this Lease as of the date title of any of the Premises subject to such Taking is transferred to the condemning authority (the “Taking Date”).

14.3 Continuation of Lease. If a Taking occurs during the Term that is not a Substantial Taking, or if a Substantial Taking occurs but Tenant fails to exercise its termination option according to Section 14.2, this Lease shall remain in full force and effect according to its terms, except that, effective as of the Taking Date, this Lease shall terminate automatically as to any portion of the Premises taken, and the Rent payable during the remaining Term shall be adjusted equitably in proportion to the area taken.

14.4 Reconstruction. If a Taking occurs that is not a Substantial Taking, or if a Substantial Taking occurs but Tenant fails to exercise its termination option according to Section 14.2, Landlord shall proceed diligently to repair and restore the Improvements on the Land not so taken to the condition that existed immediately prior to the Taking or, if the Premises are not capable of being so repaired and restored, as closely to such condition as is reasonably practicable, and the Rent payable during the remaining Term shall be adjusted equitably in proportion to the area taken.

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14.5 Awards. If any Taking occurs, Landlord shall be entitled to receive all compensation, damages, or consideration paid or payable as a result of or in connection with such Taking, except that Tenant shall be entitled to any portion of such award or payment that is attributable to the value of any personal property or inventory and any alterations and improvements owned by Tenant, the value of the Tenant Equipment, moving expenses, business relocation expenses, and other business damages, and the value of any Improvements owned by Tenant at the time of such Taking. In addition, and notwithstanding the foregoing, to the extent Tenant has any restoration or repair obligations pursuant to this Article XIV, any Taking compensation, damages, or consideration paid to Landlord shall be made available to Tenant and used by Tenant for the purpose of such repair or restoration.

ARTICLE XV

ASSIGNMENT AND SUBLETTING

15.1 Assignment and Subletting. Tenant shall not voluntarily or by operation of law assign, mortgage, sublet, or otherwise transfer or encumber all or any part of Tenant’s interest in this Lease or in the Premises or Tenant’s possession thereof (each a “Transfer”) without Landlord’s prior written consent, which consent shall not be unreasonably withheld, conditioned, or delayed. If Tenant desires to Transfer any interest, Tenant shall first notify Landlord of its desire to do so and shall submit in writing to Landlord: (i) the name of the proposed transferee; (ii) the nature of the proposed transferee’s business to be conducted on the Premises; (iii) the terms of the proposed Transfer; and (iv) such financial information as Landlord may request concerning the proposed transferee. If Tenant is a corporation, limited liability company or partnership, the transfer, assignment or hypothecation of any stock or interest in such entity in the aggregate in excess of fifty percent (50%), or resulting in a change in management control, shall be deemed a Transfer within the meaning and provisions of this Section 15.1; provided, however that any Transfer resulting from a merger or other business combination by and between Tenant and Kingfish Holding Corporation, or any of its affiliates (such combination, an “Approved Combination”), shall be deemed automatically approved by the Landlord pursuant to this Section 15.1 without any further action by Landlord or Tenant and following such Approved Combination, all references herein to Tenant shall be deemed references to the surviving entity resulting from the Approved Combination, and furthermore, the surviving entity following the Approved Combination shall have the same rights as the Tenant and shall be bound by the same obligations as the Tenant without further action by either party. Notwithstanding anything to the contrary stated in this Lease, if a Transfer has been effected, same shall not release Tenant from Tenant’s primary liability under this Lease to pay the Rent and to perform and comply with all other obligations of the Tenant under this Lease. The acceptance of Rent by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision hereof. Consent to one Transfer shall not be deemed consent to any subsequent Transfer. In the event of default by any transferee of Tenant in the performance of any of the terms hereof, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against said transferee. Landlord may consent to subsequent Transfers hereof, or amendments or modifications to this Lease with transferees of Tenant, without notifying Tenant, or any successor of Tenant, and without obtaining it’s or their consent thereto, and such action shall not relieve any predecessor Tenant of liability hereunder.

15.2 Transfer by Landlord. During the Initial Term, Landlord shall not voluntarily or by operation of law assign, mortgage, sublet, or otherwise transfer or encumber all or any part of Landlord’s interest in this Lease or in the Premises (each such a “Landlord Transfer”) without Tenant’s prior written consent. If Landlord is a corporation, limited liability company or partnership, the transfer, assignment or hypothecation of any stock or interest in such entity in the aggregate in excess of fifty percent (50%), or resulting in a change in management control, shall be deemed a Landlord Transfer within the meaning and provisions of this Section 15.2. Any such Landlord Transfer in violation of this Section 15.2 shall be null and void ab initio and shall be of no force and effect. Any sale or other transfer, including by consolidation, merger or reorganization, of a majority of the voting stock of Landlord shall be a Landlord Transfer for purposes of this Section 15.2.

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ARTICLE XVI

END OF TERM

16.1 Surrender. Upon the expiration or earlier termination of this Lease, Tenant shall surrender the Premises to Landlord in good order and condition, normal wear and tear and Casualty damage excepted. Tenant shall have no obligation or responsibility to remove any alterations, improvements, or additions made by Tenant to the Premises, or to restore the Premises to their original delivered condition, upon the expiration or sooner termination of this Lease.

16.2 Holding Over. In the event Tenant remains in possession of the Premises after the expiration or earlier termination of this Lease Tenant shall be deemed to be occupying the Premises as a tenant from month to month, at a monthly Fixed Rent rate, payable in advance, equal to one hundred percent (100%) of the monthly Fixed Rent payable during the last month of the Term, and Tenant shall further be bound by all of the conditions, provisions, and obligations of this Lease to the extent applicable to a tenancy from month to month.

ARTICLE XVII

DEFAULTS AND REMEDIES

17.1 Default. Each of the following events shall constitute an event of default (each, an “Event of Default”) under this Lease: (a) the failure of Tenant to timely pay any Rent when due, which failure is not cured within thirty (30) days after receipt of written notice by Tenant; (b) the failure of Tenant to timely comply with any non-monetary term, condition, or covenant of this Lease, which failure is not cured within ninety (90) days after receipt of written notice by Tenant; provided, however, if such default cannot reasonably be cured within such ninety (90) day period, Tenant shall be entitled to such additional time as is reasonably necessary to cure such default, so long as Tenant commences curing such default within the initial ninety (90) day period and thereafter diligently pursues such cure to completion; (c) Tenant effects a Transfer in violation of Section 15.1; or (d) if any of Tenant’s interest under this Lease or in the Premises is taken upon execution or by other process of law directed against Tenant, or is subject to any attachment by any creditor or claimant against Tenant and such attachment is not discharged or disposed of within ninety (90) days after such levy. Notwithstanding any other provisions hereof, Tenant shall not be in default under this Lease for failure to perform any act required of Tenant (other than the payment of Rent or any other monetary amount) where such failure is due to inability to perform due to any cause set forth in Section 18.4 (Force Majeure).

17.2 Landlord’s Remedies. If any Event of Default occurs, Landlord shall have any and all rights and remedies available to it under Florida law. A receipt by Landlord of any sum in satisfaction of any obligation with knowledge of the breach of any provision hereof shall not be deemed a waiver of such breach, and no waiver by Landlord of any provision hereof shall be deemed to have been made unless expressed in a writing signed by Landlord.

17.3 Default by Landlord. Landlord shall be in default if Landlord fails to timely perform the obligations required of Landlord under this Lease within ninety (90) days after receipt of written notice by Landlord, specifying the obligation that Landlord has failed to perform; provided, however, if such default cannot reasonably be cured within such ninety (90) day period, Landlord shall be entitled to such additional time as is reasonably necessary to cure such default, so long as Landlord commences curing such default within the initial ninety (90) day period and thereafter diligently pursues such cure to completion. Notwithstanding any other provisions hereof, Landlord shall not be in default under this Lease for failure to perform any act required of Landlord where such failure is due to inability to perform due to any cause set forth in Section 18.4 (Force Majeure).

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17.4 Tenant’s Remedies. If the Landlord is in default under this Lease, Tenant shall have any and all rights and remedies available to it under Florida law, including without limitation equitable relief.

ARTICLE XVIII

MISCELLANEOUS

18.1 Liens. Tenant shall make full and prompt payment of all sums necessary to pay for the cost of repairs, alterations, improvements, changes, or other work done by Tenant to the Premises. Tenant shall indemnify, defend, and hold harmless Landlord against all such costs and liabilities incurred by Tenant, and against all construction liens arising out of any such work, that may be asserted, claimed, or charged against Landlord or the Premises. Notwithstanding anything to the contrary in this Lease, the interest of Landlord in the Premises shall not be subject to liens for improvements made by or for Tenant, whether or not the same shall be made or done in accordance with this Lease or other agreement between Landlord and Tenant. In no event shall Landlord or the interest of Landlord in the Premises be liable for, or subjected to, any liens under the Florida Construction Lien Law for improvements or work made by or for Tenant. In the event any notice or claim of lien shall be asserted of record against the interest of Landlord in the Premises on account of any improvement or work done by or for Tenant, or any person claiming by, through, or under Tenant, or the cost of which is the responsibility of Tenant, Tenant shall have such notice or claim of lien canceled and discharged of record as a claim against the interest of Landlord in the Premises (either by payment and satisfaction or by removal by transfer to bond or deposit as permitted by law), within ten (10) business days after Tenant’s receipt of Landlord’s written demand therefor. Pursuant to Section 713.10, Florida Statutes, notice is given to all third parties working for or at the request of Tenant that Landlord’s fee simple interest in and to the Premises shall not be liable to satisfy any unpaid amount owed to such third parties by Tenant.

18.2 Estoppel Certificates. Within twenty (20) days following written request by Landlord or Tenant, the other party shall execute, acknowledge, and deliver to the requesting party a certificate indicating any or all of the following: (a) the date on which the Term of this Lease commenced and the date on which it is then scheduled to expire; (b) that this Lease is unmodified and in full force and effect (or, if there have been modifications, that this Lease is in full force and effect, as modified, and stating the date and nature of each modification); (c) the then current monthly rent; (d) the date through which Rent has been paid; and (e) that, to the certifying party’s actual knowledge, no default by either party exists, other than those defaults stated in such certificate. Any such certificate may be relied upon by the requesting party and (i) if Landlord is the requesting party, by any current or prospective purchaser or mortgagee, and (ii) if Tenant is the requesting party, by any current or prospective lender of Tenant or any prospective subtenant or assignee.

18.3 Subordination. This Lease shall be subject and subordinate at all times to the lien of any mortgages now or hereafter placed upon the Premises, without the necessity of any further instrument or act on the part of Tenant to effectuate such subordination. Tenant further agrees that, upon the written request of Landlord, or any mortgagee of Landlord, Tenant shall in writing subordinate its rights hereunder to the lien of any mortgage now or hereafter in force, against the Premises and to all advances made or hereafter to be made upon the security thereof; provided, however, that the holder of such mortgage shall agree that Tenant’s peaceable possession of the Premises and all of Tenant’s rights under this Lease shall not be disturbed in any way thereby, so long as Tenant is not in default under this Lease beyond any applicable notice and cure periods. If any proceedings are brought for foreclosure or for exercise of any power of sale under any mortgage encumbering the Premises, then upon any such foreclosure or sale, Tenant agrees to recognize the purchaser as the successor landlord under this Lease, provided that Tenant’s right to possession continues unabated and Tenant’s rights under this Lease shall continue undiminished so long as Tenant is not in default under this Lease beyond any applicable notice and cure periods.

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18.4 Force Majeure. Except as otherwise set forth in this Lease, the obligations of a party hereunder shall toll if such party is prevented or delayed from performance by reason of any cause beyond the reasonable control of such party including, but not limited to, acts of war, emergency, terrorism, bioterrorism, governmental preemption, restrictions or orders in connection with a national emergency, disease (including, without limitation, delays arising out of the spread of any virus via epidemic, or by reason of any rule, order or regulation of any department or subdivision thereof of any government agency, any executive order, or by reason of the conditions of supply and demand which have been or are affected by any of the foregoing causes (collectively, “Force Majeure”). Under no circumstances shall the non-payment of money by either party or a failure attributable to a lack of funds on the part of either party be deemed to be (or to have caused) an event of Force Majeure, nor shall any Force Majeure event excuse the payment of Rent or any other amounts owed by Tenant under this Lease. The provisions of this section shall only apply if the delayed party complies with the following requirements: (i) when the delayed party has knowledge of the existence of a Force Majeure event, which has resulted in a delay, hindrance or prevention of performance hereunder, such party shall give written notice to the other party, within ten (10) days thereof (failing which, this section shall be waived with regard to such event); and (ii) the delayed party shall take commercially reasonable steps to attempt to remove, resolve or otherwise eliminate such occurrence while keeping the other party advised with respect thereto, and shall commence performance of its obligations hereunder promptly upon such removal, resolution, or elimination.

18.5 Construction and Capitalized Terms. As used in this Lease, the singular shall include the plural and any gender shall include all genders as the context requires. All capitalized terms used in this Lease shall have the meanings set forth in this Lease.

18.6 Integration. This Lease and all documents executed by Landlord and Tenant contemporaneously or in connection herewith constitute the entire agreement between the parties hereto with respect to the matters set forth herein and supersede all prior understandings and agreements, whether written or oral, between the parties hereto relating to the Premises and the transactions provided for herein. Landlord and Tenant are business entities having substantial experience with the subject matter of this Lease and each have fully participated in the negotiation and drafting of this Lease. Accordingly, this Lease shall be construed without regard to the rule providing that ambiguities in a document are to be construed against the drafter.

18.7 Brokers. Landlord and Tenant each hereby represent and warrant to the other that their sole contact with the other or with the Premises has been made without the assistance of any broker or other third party. Each party shall indemnify, defend, and hold harmless the other party from and against any and all claims, judgments, damages, penalties, fines, costs, liabilities, or losses (including reasonable attorneys’ fees) resulting from the breach by the indemnifying party of the representation and warranty set forth in the preceding sentence. The provisions of this paragraph shall survive the expiration or earlier termination of this Lease.

18.8 Notices. All notices, requests and demands to be given hereunder shall be in writing, sent by (a) certified mail, return receipt requested, postage pre-paid; or (b) recognized overnight courier service to the receiving party at the address set forth below; or such other address as such party may designate by written notice given in advance. Notices sent in compliance with this paragraph shall be deemed to be delivered: (i) five days after deposit in the United States Post Office; or (ii) one day after depositing with such overnight courier.

If to Landlord:

800 Morgan-Johnson Road

Bradenton, Florida 34208

Attention: Loriann M. Toomey

If to Tenant:

800 Morgan-Johnson Road

Bradenton, Florida 34208

Attention: Randy Moritz

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Any party hereto may change its notice address upon written notice to the other party hereto in accordance with this paragraph. Notices by the parties may be given on their behalf by their respective counsel.

18.9 Landlord Liens. Notwithstanding anything in this Lease to the contrary, Landlord hereby waives any and all of its Landlord’s Liens (as defined below). Without limiting the self-executing nature of the immediately preceding sentence, Landlord shall, within 10 business days after written request from Tenant, execute and deliver to Tenant a commercially reasonable form of waiver and access agreement in favor of any lender of Tenant. The term “Landlord’s Liens” means any contractual or statutory lien rights, and any other rights, that Landlord now possesses, or may by virtue of any law hereafter acquire, to seize, hold, distrain, levy on, take possession of, sell, or otherwise interfere with any or all chattels, new or used, that are owned, or may hereafter be acquired, by Tenant.

18.10 Quiet Enjoyment. Landlord covenants that, during the Term and so long as no Event of Default (as defined in Section 17.1) by Tenant exists, Tenant shall have quiet and peaceful possession of the Premises.

18.11 Survival. All obligations of any party hereto not fulfilled at the expiration or earlier termination of this Lease shall survive such expiration or earlier termination as continuing obligations of such party.

18.12 Binding Effect. This Lease shall inure to the benefit of and be binding upon each of the parties hereto and their heirs, legal representatives, successors, and assigns.

18.13 Modifications. No modification, waiver, or amendment of this Lease or any provisions of this Lease shall be binding upon any party to this Lease unless in writing and signed by such party.

18.14 No Waiver. No waiver of any provision of this Lease shall be implied by any failure of either party to enforce any remedy upon the violation of such provision, even if such violation is continued or repeated subsequently. No express waiver shall affect any provision other than the one specified in such waiver, and then only for the time and in the manner specifically stated.

18.15 Captions. The captions of Articles and Sections are for convenience only and shall not be deemed to limit, construe, affect, or alter the meaning of such Articles and Sections.

18.16 Severability. If any provision of this Lease is deemed or held to be illegal, invalid or unenforceable, this Lease shall be considered divisible and inoperative as to such provision to the extent it is deemed to be illegal, invalid, or unenforceable, and in all other respects this Lease shall remain in full force and effect.

18.17 Jury Trial. Landlord and Tenant waive trial by jury in any action, proceeding or counterclaim brought by Landlord or Tenant against the other with respect to any matter arising out of or in connection with this Lease and/or Tenant’s use and occupancy of the Premises.

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18.18 Only Landlord/Tenant Relationship. Landlord and Tenant agree that nothing in this Lease shall be deemed to create any relationship between Landlord and Tenant other than the relationship of landlord and tenant.

18.19 Attorneys’ Fees. If either party files suit against the other in order to enforce any of its rights under this Lease, then the party which prevails in such suit shall be entitled to collect from the other party all costs of such suit, including reasonable attorneys’ fees and court costs incurred at all tribunal levels, including, without limitation, appeals and bankruptcy.

18.20 Time of Essence. Time is of the essence of each of the provisions of this Lease.

18.21 Governing Law. This Lease shall be construed, governed, and enforced in accordance with the laws of the State of Florida.

18.22 No Recording. Neither this Lease nor any memorandum or short form of this Lease shall be recorded, unless both parties agree in writing.

18.23 Exhibits. Any exhibits attached to this Lease constitute a part of this Lease and are incorporated into this Lease by this reference.

18.24 Radon. Florida law requires the following statement in connection with the lease of any building in Florida: “RADON GAS: Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in Building in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit.”

18.25 Counterparts; Electronic Signatures. This Lease may be executed in any number of counterparts, each of which shall be deemed to be an original instrument, but all such counterparts together shall constitute one and the same instrument. Signature and acknowledgment pages, if any, may be detached from the counterparts and attached to a single copy of this document to physically form one document. Signatures given by facsimile or portable document format (PDF) shall be binding and effective to the same extent as original signatures.

[SIGNATURE PAGE FOLLOWS]

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[SIGNATURE PAGE TO LEASE AGREEMENT]

Landlord and Tenant have executed this Lease Agreement as of the Effective Date.

TENANT: Renovo Resource Solutions, Inc., a Florida corporation By: /s/ Randy Moritz Randy Moritz, President	LANDLORD: 6 LLC, a Florida limited liability company By: /s/ Loriann M. Toomey Loriann M. Toomey, President

Exhibits:

A – Legal Description of the Land

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EXHIBIT A

(Legal Description of the Land)

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